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                                                             Page 62 of 87 Pages


                                                                      Exhibit 15


                              AMENDED AND RESTATED
                             VOTING TRUST AGREEMENT


                  This AMENDED AND RESTATED VOTING TRUST AGREEMENT (this "Agreement"), dated as of May 12, 2002, is entered into by and among AXA, a corporation organized under the laws of France ("AXA"), and each of the persons designated at the end of this Agreement as Voting Trustees (collectively with any predecessors or successors appointed pursuant hereto, the "Voting Trustees").

                                   WITNESSETH:

                  WHEREAS, on July 18, 1991, AXA invested $1 billion in The Equitable Life Assurance Society of the United States, a New York mutual life insurance company ("The Equitable"), by purchasing a secured note (the "Secured Note") in the principal amount of $750 million and a surplus note (the "Surplus Note") in the principal amount of $250 million from The Equitable;

                  WHEREAS, on July 22, 1992 The Equitable was converted from a mutual life insurance company to a stock life insurance company that is a wholly owned subsidiary of The Equitable Companies Incorporated, a Delaware corporation (the "Company"), pursuant to The Equitable's Plan of Reorganization under
Section 7312 of the New York Insurance Law, as amended (as so amended, the "Plan");

                  WHEREAS, pursuant to the conditions set forth in the Investment Agreement dated as of July 18, 1991, among The Equitable, the Company and AXA, as amended (as so amended, the "Investment Agreement"), the Secured Note and the Surplus Note were exchanged for shares of the Common Stock, par value $.01 per share, of the Company ("Company Common Stock") and, under certain circumstances, preferred stock of the Company;

                  WHEREAS, in connection with obtaining the approval of the Superintendent of Insurance of the State of New York (the "Superintendent") of the Application of AXA, Midi Participations, Finaxa, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, Alpha Assurances Vie Mutuelle and La Nouvelle Mutuelle Assurance for approval of the acquisition of control of The Equitable and Equitable Variable Life Insurance Company ("EVLICO"), AXA agreed to ensure that certain indirect shareholders of AXA cannot exercise control over the Company, The Equitable or EVLICO by establishing a voting trust (the "Trust") as




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provided in a Voting Trust Agreement dated as of May 12, 1992 and amended by
Amendment No. 1 dated as of January 22, 1997 (the "Original Voting Trust Agreement");

                  WHEREAS, pursuant to the Trust, except for all voting rights with respect to the Shares (as hereinafter defined) which will be vested in the Voting Trustees, the holders of Voting Trust Certificates issued hereunder will remain the beneficial owners of all Shares;

                  WHEREAS, pursuant to Paragraph 11(a) of the Original Voting Trust Agreement, the 10 year term of the Original Voting Trust Agreement is due to expire on May 12, 2002;

                  WHEREAS, it is the desire of AXA and the Voting Trustees to renew the terms of the Original Voting Trust Agreement for an additional 10 years by way of this Agreement;

                  WHEREAS, AXA and the Voting Trustees have complied with the renewal requirements set forth in Paragraph 11(c) of the Original Voting Trust Agreement, which include having received the Superintendent's approval of the form of this Agreement; and

                  WHEREAS, the sole purpose of this Agreement is to hereby renew the terms of the Original Voting Trust Agreement for another 10 years.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

                  1. ISSUANCE AND TRANSFER OF SHARES TO VOTING TRUSTEES.

                           (a)      AXA shall promptly deposit, or shall cause
its Subsidiaries (as defined in the Investment Agreement) to promptly deposit, with the Voting Trustees, as trustees of the Trust, certificates for all the shares of Company Common Stock and of Convertible Preferred Stock and other Preferred Stock (each as defined in the Investment Agreement) to be issued on and after the Effective Date (as defined in the Plan) in exchange for the Secured Note and the Surplus Note pursuant to the Investment Agreement (such shares, together with any shares deposited with the Voting Trustee pursuant to subparagraph (b) of this Paragraph 1 or any other provision of this Agreement, are hereinafter referred to as the "Shares").

                           (b)      In the event that AXA, any Investor Related
Party (as defined in the Standstill and Registration Rights Agreement dated as of July 18, 1991, among the Company, The Equitable and AXA, as amended (as so amended, the


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"Standstill Agreement")) or any other holder of a Voting Trust Certificate acquires, during the term of the Trust, additional shares of Company Common Stock, Convertible Preferred Stock, Other Preferred Stock or any other stock of the Company having voting powers (as defined in Paragraph 22 hereof), AXA or such other holder shall promptly deposit, or AXA shall cause such Investor Related Party to promptly deposit, certificates for such additional shares with the Voting Trustees. Notwithstanding the foregoing, no person shall be required to deposit, and AXA shall not be required to cause any person to deposit, any shares of stock acquired by such person under circumstances in which, had the stock so acquired constituted Voting Securities (as defined in the Standstill Agreement), the acquisition would have been permitted under Section 2.2(a)(v) of the Standstill Agreement. No person other than AXA, any holder of Voting Trust Certificates or any Investor Related Party may deposit any shares of stock with the Voting Trustees.

                           (c)      All certificates for shares deposited with
the Voting Trustees pursuant to this Agreement shall be duly endorsed or accompanied by duly executed stock powers or other instruments of transfer. Such certificates shall be surrendered by the Voting Trustees to the Company for cancellation in exchange for the issuance by the Company, following the filing of this Agreement in the registered office of the Company in the State of Delaware pursuant to Paragraph 26 hereof, to the Voting Trustees of new stock certificates registered in the name of the Voting Trustees, as trustees of the Trust. Upon receipt by them of certificates for Shares pursuant to subparagraph
(a) or (b) of this Paragraph 1, the Voting Trustees shall issue and deliver to AXA, such Investor Related Party or such other holder, as applicable, Voting Trust Certificates in the form set forth in Paragraph 14 hereof evidencing the number and class of Shares so deposited.

                           (d)      In the event AXA is required to deliver or
cause to be delivered shares of Company Common Stock to the Company pursuant to
Section 1.2(b) of the Investment Agreement, AXA shall so notify the Voting Trustees and the Voting Trustees shall give written notice to the holders of the Voting Trust Certificates of the number of shares of Company Common Stock so required to be delivered to the Company. The holders of the Voting Trust Certificates shall promptly deliver to the Voting Trustees Voting Trust Certificates representing the number of shares of Company Common Stock to be so delivered, on a pro rata basis, and the Voting Trustees shall deliver the required shares to the Company. Following the delivery of such shares to the Company, the Voting Trustees shall issue and deliver to the holders thereof Voting Trust Certificates for the balance of the Shares that were represented by the surrendered Voting Trust Certificates.

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                  2.       VOTING TRUSTEES.

                           (a)      There shall be at all times three Voting
Trustees hereunder, subject to any vacancy pending the appointment of a successor Voting Trustee under the circumstances contemplated below. Any Voting Trustee (and any successor Voting Trustee) may at any time resign by notifying AXA and the other Voting Trustees in writing of such resignation, which shall take effect ten days thereafter or upon the prior acceptance thereof by the other Voting Trustees. Upon the death, incapacity, resignation or disqualification (as described below) of any Voting Trustee, AXA shall appoint promptly a successor Voting Trustee. No person shall be so appointed as a successor Voting Trustee unless such person (i) is a member of the Conseil d'Administration of AXA or, if at any time AXA does not have a Conseil d'Administration, a member of either the Supervisory Board of AXA or the Executive Board of AXA; and (ii) is not a member of the Board of Directors or the equivalent governing body or an officer or employee of Assicurazioni Generali S.p.A. ("Generali") or of Compagnie Financiere de Paribas ("Paribas") or any affiliate of either of them (it being understood that being a member of the Board of Directors or equivalent governing body or an officer or employee of Midi Participations or Finaxa or any subsidiary of either of them shall not of itself cause a person to not satisfy this requirement) (the requirements set forth in clauses (i) and (ii) of this sentence being referred to herein as the "Qualifications"). Any original Voting Trustee shall be disqualified from serving as a Voting Trustee effective immediately upon such Voting Trustee no longer being a member of the Conseil d'Administration of AXA or, unless AXA and the holders of Voting Trust Certificates so agree and the prior approval of the Superintendent is obtained, upon such Voting Trustee obtaining a position referred to in clause (ii) of the preceding sentence (other than a position referred to in the parenthetical relating to Midi Participations and Finaxa and their subsidiaries in such clause (ii)), unless such Voting Trustee held such position on the date of this Agreement. In addition, any successor Voting Trustee shall be disqualified from serving as a Voting Trustee effective immediately upon the occurrence of any event causing such successor Voting Trustee to no longer meet the Qualifications. Upon the disqualification of any Voting Trustee (or any successor Voting Trustee), such Voting Trustee shall immediately cease to be a Voting Trustee. All appointments of Voting Trustees shall be subject to the prior approval of the Superintendent. The Voting Trustees shall promptly notify the holders of Voting Trust Certificates of any such appointment.

                           (b)      Any successor Voting Trustee appointed as
herein provided shall indicate his acceptance of such appointment by signing a counterpart of this Agreement and upon the filing by the Voting Trustees of such counterpart at the registered office of the Company in the State of Delaware such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Voting Trustees as though such successor had been originally a party to this Agreement as a Voting Trustee.

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                           (c)      Subject to subparagraph (a) of this
Paragraph 2 and to the next sentence of this subparagraph (c), nothing contained in this Agreement shall preclude any Voting Trustee from acting as a director, officer or employee of the Company or any affiliate thereof, nor from purchasing, selling, owning, holding or dealing in shares of stock of the Company or any affiliate thereof, contracting with the Company or any affiliate thereof, or being pecuniarily interested in any transaction to which the Company or any affiliate thereof may be a party or in which any of them may in any way be interested, as fully as though such person were not a Voting Trustee. Notwithstanding the foregoing, the Voting Trustees shall not take any action described in the preceding sentence if doing so would interfere with the purposes of this Agreement or with the fulfillment of their duties hereunder, and in particular their duties under Paragraph 4(c) hereof.

         3.       ACTION BY VOTING TRUSTEES.

                  The Voting Trustees may act by a unanimous written consent signed by all the Voting Trustees or by the affirmative vote of at least two Voting Trustees at a meeting called by any Voting Trustee upon two days' notice to the other Voting Trustees, unless such notice is waived by each Voting Trustee not receiving such notice. Two Voting Trustees shall constitute a quorum for the transaction of business at a meeting thereof. The Voting Trustees shall have the power to designate one Voting Trustee to execute certificates and other documents on behalf of all of them in furtherance of their collective decisions. The Voting Trustees may, from time to time, adopt and/or amend their own rules of procedure, and shall record and keep records of all their proceedings at their office.

         4.       RIGHTS AND POWERS OF VOTING TRUSTEES.

                           (a)      The Voting Trustees shall possess and be
entitled to exercise, subject to the provisions hereof and the Restated Certificate of Incorporation and By-laws of the Company and applicable law, all the rights and powers of registered owners of the Shares as long as they are subject to the Trust, including, but without limitation, the right and power (i) to vote and exercise all other rights with respect to the Shares, either in person or by proxy, on every matter for which the Shares may be voted, or to give written consent in lieu of voting thereon, (ii) to waive notice of any regular or special meeting of stockholders of the Company, (iii) to call meetings of stockholders of the Company and (iv) to exercise all other voting rights and powers pertaining to ownership of the Shares; it being expressly stipulated that no voting right shall pass to others by or under the Voting Trust Certificates, under this Agreement or by or under any other agreement express or implied, other than any proxy granted by the Voting Trustees with respect to the Shares. Notwithstanding the foregoing, the Voting Trustees agree that, in voting any Voting Securities (as defined in the Standstill Agreement) deposited with them, they will comply with all of the requirements of Section 4.1(a) of the



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Standstill Agreement applicable to AXA with respect to the voting of Voting
Securities owned by AXA, and that the Voting Trustees will not take any action not permitted to be taken by AXA pursuant to such Section 4.1(a), in each case until the termination of such Section 4.1(a).

                           (b)      The Voting Trustees are authorized to become
parties to or prosecute or defend or intervene in any suits or legal proceedings in their capacity as stockholders of the Company, and AXA and the holders from time to time of the Voting Trust Certificates agree to hold the Voting Trustees harmless from any action or omission by any of the Voting Trustees in any such suit or legal proceeding.

                           (c)      The duties of the Voting Trustees under this
Agreement shall include exercising their powers under this Agreement with a view to ensuring that certain indirect shareholders of AXA do not exercise control over the Company, The Equitable or EVLICO, as contemplated by the fourth "WHEREAS" clause of this Agreement. Subject to the preceding sentence, in exercising the rights and powers described in subparagraph (a) above, the Voting Trustees shall act in good faith as reasonably prudent business persons to protect the legitimate economic interests of the holders of Voting Trust Certificates in the Company.

         5.       DIVIDENDS.

                           (a)      The Voting Trustees shall instruct the
Company to pay all dividends and distributions upon the Shares deposited with the Voting Trustees, other than any dividend or distribution paid in shares of stock of the Company having voting powers, directly to the holders of the Voting Trust Certificates. Upon such instructions being given by the Voting Trustees to the Company, all liability of the Voting Trustees with respect to such dividends and distributions shall cease, except that the Voting Trustees shall be obligated to pay to the holders any dividend or distribution paid by the Company to the Voting Trustees in contravention of the instructions given by the Voting Trustees. All such dividends and distributions shall be paid to such holders ratably, in accordance with the number and class of Shares represented by their respective Voting Trust Certificates and in no event shall the Voting Trustees accumulate or reinvest any such dividends or distributions.

                           (b)      If any dividend or distribution in respect
of the Shares deposited with the Voting Trustees is paid, in whole or in part, in shares of stock of the Company having voting powers, the Voting Trustees shall hold, subject to the terms of this Agreement, the certificates for such shares that are received by them on account of such dividend or distribution, and the holder of each Voting Trust Certificate representing Shares on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number and class of Shares so paid with respect to the Shares represented by such Voting Trust Certificate.

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                           (c)      Holders of Voting Trust Certificates
entitled to receive the dividends or distributions, or Voting Trust Certificates in respect thereof, described in this Paragraph 5 shall be those holders registered as such on the transfer books of the Voting Trustees at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions.

         6.       SUBSCRIPTION RIGHTS.

                  In case any stock or other securities of the Company are offered for subscription to the holders of Shares deposited hereunder, the Voting Trustees, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the Voting Trust Certificates. If the subscription offer does not consist of stock having voting powers, the holders of Voting Trust Certificates shall be entitled to subscribe directly in proportion to their interests, as shown by the transfer books of the Voting Trustees, and the Voting Trustees shall take such actions as shall be requested by such holders in order to facilitate such subscription. If the subscription offer consists of stock having voting powers, then upon receipt by the Voting Trustees on or before the last day fixed by the Company for subscription and payment of a request from any such holder of a Voting Trust Certificate to subscribe for shares of such stock on its behalf, accompanied by the sum of money required to pay for such stock, the Voting Trustees shall make such subscription and payment. Upon receiving from the Company the certificates for stock so subscribed for, the Voting Trustees shall issue to such holder a Voting Trust Certificate in respect thereof.

         7.       DISSOLUTION OF THE COMPANY.

                  In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Voting Trustees shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the Shares deposited with the Voting Trustees directly to the holders of Voting Trust Certificates in proportion to their interests, as shown by the transfer books of the Voting Trustees, and the Voting Trustees shall distribute to such holders any distribution received by the Voting Trustees in contravention of such instructions. In no event shall the Voting Trustees accumulate or reinvest any such moneys, securities, rights or property.

         8.       REORGANIZATION OF THE COMPANY.

                  In the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then in connection with such merger, consolidation or transfer the term "Company" for all purposes of this Agreement shall be deemed to include such



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successor corporation, and the Voting Trustees shall receive and hold under this
Agreement any stock of such successor corporation having voting powers received on account of the ownership, as voting Trustees hereunder, of the shares held hereunder prior to such merger, consolidation or transfer. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Voting Trustees may, in their discretion, substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form, and the terms "Shares" and "stock" as used herein shall be deemed to include any stock having voting powers which may be received by the Voting Trustees in connection with such merger, consolidation or transfer. Any other moneys, securities, rights or property received by the Voting Trustees in connection with such merger, consolidation or transfer to which the beneficial owners of the Shares deposited hereunder are entitled shall be distributed promptly by the Voting Trustees among the holders of Voting Trust Certificates in proportion to their interests, as shown by the transfer books of the Voting Trustees, and in no event shall the Voting Trustees accumulate or reinvest any such moneys, securities, rights or property.

         9.       TRANSFER OF SHARES.

                           (a)      In the event of a proposed transfer of all
or any part of the Shares by a holder of a Voting Trust Certificate to a transferee other than AXA or any other person to which the transfer of Voting Trust Certificates would be permissible pursuant to Paragraph 15, such holder shall deliver to the Voting Trustees written notice of such proposed transfer, along with a certification by such holder of the intention of the holder to make such transfer and the Voting Trust Certificates representing the Shares proposed to be transferred. The certification shall be in such form as is determined by the Voting Trustees. Within three days after the receipt of such notice and certification, the Voting Trustees shall deliver to such holder certificates for the number and class of Shares proposed to be transferred properly endorsed to the proposed transferees and shall cancel the Voting Trust Certificates surrendered by such holder. The Voting Trustees shall concurrently issue and deliver to such holder Voting Trust Certificates for the balance of the Shares that were represented by the surrendered Voting Trust Certificates. In the event that the proposed transfer is not completed within five days following the delivery of such certificates to such holder, the holder shall redeposit such certificates with the Voting Trustees in accordance with the provisions of this Agreement and shall be issued new Voting Trust Certificates with respect thereto.

                           (b)      In the event that any shares of Other
Preferred Stock are deposited with the Voting Trustees hereunder, the Voting Trustees shall take such actions as AXA shall request in order to enable AXA or any Investor Related Party to deliver any or all of such shares to the Company in connection with any exercise by AXA or such Investor Related Party of AXA's preemptive rights to acquire certain securities of the Company under Section 2.3 of the Standstill Agreement. Further, the Voting Trustees



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shall take such actions as the holders of Voting Trust Certificates shall request in order to permit the redemption by the Company of any Shares represented by the Voting Trust Certificates held by such holders. In addition, the Voting Trustees shall take such actions as the holders of Voting Trust Certificates representing shares of Convertible Preferred Stock shall request in order to permit such holders to convert such shares into shares of Common Stock. In no event shall the Voting Trustees deliver any Shares to the Company or to any other person under this subparagraph (b) unless they have received Voting Trust Certificates representing the Shares proposed to be delivered. The Voting Trustees shall promptly issue and deliver to the appropriate holders Voting Trust Certificates for the balance of any Shares represented by Voting Trust Certificates surrendered by such holders. Any shares of stock of the Company having voting powers that are acquired by any holders of Voting Trust Certificates as the result of any action described in this subparagraph (b) will be deposited with the Voting Trustees pursuant to Paragraph 1(b) hereof.

         10.      COMPENSATION OF VOTING TRUSTEES.

                  Each Voting Trustee shall receive for his services hereunder from AXA the sum of $20,000 per annum, or such other amount as may be agreed in writing by AXA and all the holders of the then issued and outstanding Voting Trust Certificates. The Voting Trustees at the expense of AXA may employ, consistent with their duties expressed in subparagraph 4(c) hereof, counsel and such other assistance as they may deem necessary in the performance of their functions.

         11.      TERM; RENEWAL; TERMINATION PROCEDURE.

                           (a)      The Trust shall continue for a period of ten
years from the date of this Agreement, subject to the right of the parties to this Agreement to renew the same as set forth below. Notwithstanding the foregoing, the Trust and this Agreement may be terminated at any time by a written instrument signed by the Voting Trustees and the holders of all the Voting Trust Certificates, unless either Generali or Paribas then directly or indirectly owns, controls or holds with the power to vote 10 percent or more of the voting securities of any holder of Voting Trust Certificates that controls, within the meaning of Section 1501(a)(2) of the New York Insurance Law, The Equitable or EVLICO, in which case the prior written approval of the Superintendent shall also be required. In addition, the Trust and this Agreement shall automatically terminate when the Voting Trustees no longer hold any Shares hereunder. Further, the Trust shall be freely revocable and this Agreement freely terminable by AXA by notice to the Voting Trustees and the holders of Voting Trust Certificates upon the earlier of (i) the date The Equitable and EVLICO are no longer licensed by the superintendent to do an insurance business in the State of New York and (ii) the date the Company no longer directly or indirectly owns, controls or holds with the power to vote 10 percent or more of the voting securities of The Equitable or EVLICO. Except as otherwise provided herein, the Trust


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and this Agreement shall not be terminable and Shares may not be withdrawn from the Trust.

                           (b)      At least six months prior to the termination
of the Trust pursuant to the first sentence of Paragraph 11(a), the Voting Trustees shall mail written notice of such termination to the Superintendent and to the holders of the outstanding Voting Trust Certificates, at their addresses as they appear on the transfer books of the Voting Trustees.

                           (c)      At any time after notice of the expiration
of the Trust and prior to the date of such expiration, one or more holders of Voting Trust Certificates hereunder may, by agreement in writing with the Voting Trustees, renew the Trust as to the Shares represented by their Voting Trust Certificates for an additional period; provided that no such renewal agreement shall be entered into without the prior written approval of the Superintendent. The Voting Trustees shall, prior to the time of expiration of the Trust, deliver a copy of the renewal agreement to the Superintendent and file copies thereof in the registered office of the Company in the State of Delaware and in the office of the Voting Trustees maintained for such purpose. Such renewal shall have the effect of creating a new voting trust as to the Shares to which the renewal applies, except that such Shares shall remain in the name and possession of the Voting Trustees as if no termination had occurred. Such renewal shall have no effect on the termination of the Trust as to the remaining shares of the Company not subject to the renewal agreement, which shall be tendered in accordance with the provisions relating to termination hereunder. No such renewal agreement shall extend the term of this Agreement beyond the maximum period permitted by applicable law or affect the rights or obligations of persons not parties thereto.

                           (d)      Upon termination of the Trust, the Voting
Trust Certificates shall cease to have any effect, and the holders of such Voting Trust Certificates shall have no further rights under this Agreement other than to receive (i) certificates for Shares or other property distributable under the terms hereof upon the surrender of such Voting Trust Certificates and (ii) any dividends or distributions paid to the Voting Trustees in contravention of their instructions to the Company as described herein. Promptly after the termination of the Trust, the Voting Trustees shall deliver to the holders of Voting Trust Certificates, at their addresses as they appear on the transfer books of the Voting Trustees, properly endorsed certificates for the number and class of Shares represented by the Voting Trust Certificates actually received from them and thereafter the Voting Trustees shall have no responsibility or liability with respect to the Shares, other than with respect to any such dividends or distributions.

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         12.      LIABILITY OF VOTING TRUSTEES.

                  The Voting Trustees shall exercise their best judgment in voting the Shares or otherwise in acting hereunder but shall not be liable to any person hereunder for any thing done or suffered or omitted in connection therewith except for their own individual willful misconduct or gross negligence. No Voting Trustee shall be required to give any bond or other security for the discharge of his duties.

         13.      INDEMNIFICATION.

                  AXA shall indemnify and hold harmless each Voting Trustee and his executors, administrators and heirs from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, suits, costs, expenses or disbursements (including without limitation legal fees and expenses) of any kind and nature ("Losses") resulting from or arising out of this Agreement or the enforcement of any of the terms hereof or in any way relating to or arising out of the administration of the Trust or the action or inaction of such Voting Trustee hereunder, except to the extent that any such Losses arise out of or result from the individual willful misconduct or gross negligence of such Voting Trustee in the performance of his duties hereunder.

         14.      FORM OF VOTING TRUST CERTIFICATES.

                  The Voting Trust Certificates shall be in the following form:

                          No. ................. Shares

                            [Describe class of stock)

                            .........................

                      THE EQUITABLE COMPANIES INCORPORATED
                             A DELAWARE CORPORATION
                       VOTING TRUST CERTIFICATE FOR STOCK

                   This certificate is issued, received and held under, and the rights of the holder hereof are subject to, the terms of an Amended and Restated Voting Trust Agreement dated as of May 12, 2002 (the "Voting Trust Agreement"), by and among AXA, a corporation organized under the laws of France ("AXA"), and the Voting Trustees identified therein (and their successors in trust), and the holder of this certificate, by acceptance hereof, assents and is bound to all the provisions of such Voting Trust



                                       72
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                                                             Page 73 of 87 Pages


          Agreement as if such Voting Trust Agreement had been signed by him in person.

                   THE RIGHTS OF THE HOLDER TO TRANSFER THIS VOTING TRUST CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS AND CONDITIONS OF THE VOTING TRUST AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE EXAMINED AT THE REGISTERED OFFICE OF THE EQUITABLE COMPANIES INCORPORATED, A DELAWARE CORPORATION (THE "COMPANY"), IN THE STATE OF DELAWARE OR IF NOT ON FILE AT SUCH OFFICE WILL BE FURNISHED BY THE VOTING TRUSTEES TO EACH HOLDER WHO REQUESTS A COPY.

                   This certifies that _______________________ or
          registered assigns is entitled to all the benefits arising from the deposit with the Voting Trustees under the Voting Trust Agreement of certificates for shares of the stock of the Company as provided in the Voting Trust Agreement and subject to the terms thereof. Until the Voting Trustees shall have delivered the stock held under the Voting Trust Agreement to or as directed by the holders of the Voting Trust Certificates as provided in the Voting Trust Agreement, the Voting Trustees shall possess and shall be entitled to exercise all rights and powers of a registered owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the holder hereof, or his assigns, under this certificate or any agreement, express or implied.

                   Under the Voting Trust Agreement, the holder hereof is required to deposit any shares of stock of the Company having voting powers which are acquired by the holder with the Voting Trustees under the Voting Trust Agreement.

                   The Voting Trustees shall instruct the Company to pay all dividends and distributions upon the shares deposited with the Voting Trustees, other than any dividend or distribution paid in shares of stock of the Company




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                                                             Page 74 of 87 Pages


          having voting powers, directly to the holders of the Voting Trust Certificates. Such dividend or distribution shall be paid to such holders ratably, in accordance with the number and class of shares represented by their respective Voting Trust Certificates.

                   If any dividend or distribution in respect of the shares deposited with the Voting Trustees is paid, in whole or in part, in shares of stock of the Company having voting powers, the Voting Trustees shall hold, subject to the terms of the Voting Trust Agreement, the certificates for such shares that are received by them on account of such dividend or distribution, and the holder of each Voting Trust Certificate representing shares on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under the Voting Trust Agreement for the number and class of shares so paid with respect to the shares represented by such Voting Trust Certificate.

                   Holders of Voting Trust Certificates entitled to receive the dividends or distributions, or Voting Trust Certificates in respect thereof, described herein shall be those holders registered as such on the transfer books of the Voting Trustees at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions.

                   In the event of the dissolution or total or partial liquidation of the Company, the Voting Trustees shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the shares deposited with the Voting Trustees directly to the holders of the Voting Trust Certificates in proportion to their interests, as shown by the transfer books of the Voting Trustees, and the Voting Trustees shall distribute to such holders any amounts received by the Voting Trustees in contravention of such instructions.

                   Stock certificates for the number and class of shares of stock then represented by this certificate shall be due and



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                                                             Page 75 of 87 Pages


          deliverable hereunder upon the termination of the Voting Trust as provided in the Voting Trust Agreement.

                   The Voting Trust Agreement shall continue in full force and effect for a period of ten years from the date of the Voting Trust Agreement (subject to renewal), unless the Voting Trustees no longer hold any stock pursuant to the provisions of the Voting Trust Agreement or the Voting Trust Agreement and the Voting Trust are terminated by a written instrument signed by the Voting Trustees and the holders of all the Voting Trust Certificates, upon the written approval of the New York Superintendent of Insurance if required under the Voting Trust Agreement. In addition, the trust may be revoked and the Voting Trust Agreement terminated by AXA under the circumstances described in the Voting Trust Agreement. The Voting Trust Agreement may be renewed for successive periods, as provided therein. Subject to the restrictions on transfer contained in the Voting Trust Agreement, this certificate is transferable on the books of the Voting Trustees at their office maintained for that purpose, the location of which shall be designated by the Voting Trustees by notice from time to time, by the holder hereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Voting Trustees and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law and the Voting Trust Agreement, be transferable with the same effect as in the case of a negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by such holder, shall vest title hereto and all rights hereunder in any transferee permitted under the Voting Trust Agreement; provided, however, that the Voting Trustees may treat the registered holder hereof as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Voting Trustees shall not be bound or affected by any notice to the contrary or by any notice of any trust, whether express, implied or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the shares of stock represented hereby; provided, however, that no delivery of stock certificates hereunder shall be required without surrender hereof properly endorsed.

                                       75
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                                                             Page 76 of 87 Pages


                   This certificate shall not be valid for any purpose until duly signed by the Voting Trustees.

                   The word "Voting Trustees" as used in this certificate means the Voting Trustees or any successor Voting Trustees acting under such Voting Trust Agreement.

                   IN WITNESS WHEREOF, the Voting Trustees have signed this certificate on _______________________, ____.


                              ____________________________________
                                     Voting Trustee

                              ____________________________________
                                     Voting Trustee

                              ____________________________________
                                     Voting Trustee

         (Form of Assignment)

                   FOR VALUE RECEIVED ____________________ hereby assigns the within certificate, and all rights and interest represented thereby, to ________________ and appoints ____________________ attorney to transfer this certificate on the books of the Voting Trustees mentioned therein, with full power of substitution.


          ____________________________________
                   Dated

          Note: The signature on this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement or any change whatever.

         15.      TRANSFER OF CERTIFICATES.

                  (a) The Voting Trust Certificates may not be transferred to any person other than AXA, any Investor Related Party or any Affiliate (as such term is defined in the Investment Agreement) of AXA which, if not an Investor Related Party,



                                       76
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                                                             Page 77 of 87 Pages

agrees or has agreed in writing pursuant to the Standstill Agreement to be bound by the Standstill Agreement as if it were AXA. Notwithstanding the foregoing, in no event shall a Voting Trustee purchase, sell, own, hold or deal in Voting Trust Certificates. Subject to the foregoing limitations, the Voting Trust Certificates shall be transferable by the holders thereof on the transfer books of the Voting Trustees at their office maintained for such purpose, the location of which they shall designate by notice from time to time, according to the rules established for that purpose by the Voting Trustees, and the Voting Trustees may treat the registered holders as owners thereof for all purposes whatsoever, except that they shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.

                           (b)      If a Voting Trust Certificate is lost,
stolen, mutilated or destroyed, the Voting Trustees, in their discretion, may issue a duplicate of such certificate upon receipt of: (i) evidence of such fact satisfactory to them; (ii) indemnity satisfactory to them; (iii) the existing certificate, if mutilated; and (iv) their reasonable fees and expenses in connection with the issuance of a new Voting Trust Certificate.

         16.      NOTICES.

                           (a)      Unless otherwise in this Agreement
specifically provided, any notice to or communication with any holder of Voting Trust Certificates other than AXA may be sent by mail, either regular, registered or certified with return receipt requested, addressed to such holder at its address appearing on the transfer books of the Voting Trustees.

                           (b)      Any notice to AXA hereunder may be sent by
registered or certified mail, return receipt requested, to AXA addressed as follows: Secretaire General, AXA, 23, avenue Matignon, 75008 Paris, France.

                           (c)      Any notice to all of the Voting Trustees
hereunder may be sent by registered or certified mail, return receipt requested, addressed to them at their office maintained for such purpose as designated by notice from time to time. Any notice from one Voting Trustee to the other Voting Trustees may be made in person or by mail or facsimile to them at their addresses as they appear in this Agreement, or at any other address as may be designated by notice from time to time.

                           (d)      All distributions of cash, securities or
other property hereunder by the Voting Trustees to the holders of Voting Trust Certificates may be made in the same manner as hereinabove provided for the giving of notices to the holders of Voting Trust Certificates.

                           (e)      All notices concerning amendments,
extensions or the termination of this Agreement or concerning the death, incapacity, resignation or


                                       77
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                                                             Page 78 of 87 Pages

disqualification of any of the Voting Trustees shall also be delivered to the Superintendent.

         17.      CONTINUING AGREEMENT.

                  All Voting Trust Certificates issued as herein provided shall be issued, received and held subject to all the terms of this Agreement.

         18.      GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws, except to the extent the General Corporation Law of the State of Delaware is mandatorily applicable to the subject matter of any provision of this Agreement.

         19.      COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         20.      COMPETE AGREEMENT.

                  This Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby, except that this Agreement shall not supersede or otherwise modify in any respect any agreement of the parties hereto contained in the Standstill Agreement or the Investment Agreement.

         21.      AMENDMENTS AND WAIVERS.

                  At any time prior to the termination of this Agreement, the Voting Trustees, AXA and the holders of Voting Trust Certificates may, by written agreement, amend or waive any of the provisions hereof; provided that any such amendment or waiver may only be made with the prior written consent of the Superintendent.

         22.      HEADINGS; INTERPRETATION.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, any reference to stock of the Company "having voting powers" shall refer to Company Common Stock, Convertible Preferred Stock, Other Preferred Stock and any other stock of the Company having the power to vote in the election of directors



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                                                             Page 79 of 87 Pages


of the Company, including without limitation any stock having such power only upon the occurrence of a default or any other extraordinary contingency.

         23.      GENDER AND NUMBER.

                  In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

         24.      REMEDIES.

                  In the event of any breach of this Agreement, in addition to any legal remedies to the extent allowed by law, in recognition of the fact that remedies at law would not be sufficient, the parties hereto shall be entitled to equitable remedies, including without limitation specific performance and injunctive relief.

         25.      FURTHER INSTRUMENTS.

                  Each party shall from time to time execute and deliver such further instruments as any other party may reasonably request to effectuate the intent of this Agreement.

         26.      FILING IN REGISTERED OFFICE.

                  The Voting Trustees shall file or cause to be filed this Agreement, any amendment or renewal of this Agreement and any counterpart hereof executed by a successor Voting Trustee in the registered office of the Company in the State of Delaware.

         27.      NON-WAIVER OF RIGHTS AND BREACHES.

                  No failure or delay of any party hereto or any holder of a Voting Trust Certificate in the exercise of any right given to such party or such holder hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or of any other right. The waiver by a party hereto or any holder of a Voting Trust Certificate of any default of any party hereto or any such holder shall not be deemed to be a waiver of any subsequent default or other default by such party or such holder or any other party or holder.

         28.      TRANSFER OF SHARES.

                  The Voting Trustees shall not have any power to sell, assign, transfer, encumber, pledge, grant any security interest in, or consent to the placement of any lien upon or against the Shares, except for transfers of such Shares upon the merger or


                                       79
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                                                             Page 80 of 87 Pages


consolidation of the Company with another corporation and otherwise as specifically provided in this Agreement.

         29.      BENEFICIARIES.

                  This Agreement is for the exclusive benefit of the parties hereto and the holders of Voting Trust Certificates and is not intended to confer any rights on any other person except for the Superintendent.

                  IN WITNESS WHEREOF, AXA and each Voting Trustee have signed this Agreement as of the date first written above.

                                AXA

                                By:        /s/  Gerard de La Martiniere
                                    -----------------------------------------
                                               Gerard de La Martiniere
                                        Title: Chief Financial Officer and
                                               Member of the Management Board

VOTING TRUSTEE:

    /s/  Claude Bebear                   /s/ Henri de Castries
--------------------------------     --------------------------------
Signature                            Signature


       Claude Bebear                         Henri de Castries
--------------------------------     --------------------------------
Name                                 Name

25 avenue Matignon                   25 avenue Matignon
75008 Paris, France                  75008 Paris, France
-----------------------              ----------------------------
Address                              Address


                             /s/ Francoise Colloc'h
                        --------------------------------
                                    Signature
                               Francoise Colloc'h
                        --------------------------------
                                      Name

                               25 avenue Matignon
                              75008 Paris, France
                        --------------------------------
                                     Address





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